SCHEDULE 14A
                              (RULE 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement          [ ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 MOLEX INCORPORATED
-----------------------------------------------------------------------------
                  (Name of Registrant as Specified in Its Charter)
                                   [COMPANY NAME]
-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

    (5) Total fee paid:

----------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

----------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

-----------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

-----------------------------------------------------------------------------

    (3) Filing party:

-----------------------------------------------------------------------------

    (4) Date filed:





                              MOLEX INCORPORATED

                             2222 WELLINGTON COURT
                             LISLE, ILLINOIS 60532
                                 (630) 969-4550


                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 26, 2001
                             ---------------------
To the Stockholders of
MOLEX INCORPORATED


     Notice is hereby given that the annual meeting of the stockholders of Molex Incorporated, a Delaware corporation, will be held in the Symposium Theater at the Wyndham Hotel (formerly known as the Radisson Hotel) located at 3000 Warrenville Road, Lisle, Illinois, on Friday, October 26, 2001 at 10:00 a.m. Central Daylight Savings Time for the following purposes:


   1. To elect four Class II members of the board of directors for a term of three years.


   2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.


     The board of directors has fixed the close of business on August 31, 2001 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting, and only stockholders of record at the close of business on said date will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the principal executive offices of the Company, 2222 Wellington Court, Lisle, Illinois 60532.



     A proxy, proxy statement and the Annual Report of Molex Incorporated are enclosed with this notice. (See Important Note below.) The Annual Report is not part of the proxy soliciting materials.


     Regardless of whether or not you plan to attend the meeting, it is important that your shares are represented and voted. Accordingly, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope.


September 19, 2001



                       By Order of the Board of Directors
                               MOLEX INCORPORATED


                              Louis A. Hecht


                           Louis A. Hecht, Secretary



                     ONLY HOLDERS OF COMMON STOCK OR CLASS B COMMON STOCK ARE IMPORTANT
                     ENTITLED TO VOTE. IF YOU HOLD ONLY CLASS A COMMON STOCK,
 NOTE:
                     YOU ARE NOT ENTITLED TO VOTE AND YOU SHOULD NOT BE RECEIVING A PROXY CARD.





                              MOLEX INCORPORATED
                             2222 WELLINGTON COURT
                             LISLE, ILLINOIS 60532

                             --------------------
                                PROXY STATEMENT

                             --------------------
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 26, 2001


                                                             September 19, 2001


                    SOLICITATION AND REVOCATION OF PROXIES


GENERAL INFORMATION

     The proxy that accompanies this proxy statement is being solicited by and on behalf of the board of directors of MOLEX INCORPORATED ("MOLEX") for use at the Annual Meeting of Stockholders to be held on Friday, October 26, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment or adjournments thereof. Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by executing a subsequent proxy, by notifying the Corporate Secretary of Molex of such revocation in a written notice received by him at the above address prior to the Annual Meeting of Stockholders or by attending the Annual Meeting of Stockholders and voting in person. In addition to solicitation of proxies by mail, certain officers, directors and regular employees of Molex, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram, telecopier or by personal contacts. This Proxy Statement and form of proxy are first being mailed to stockholders on or about September 19, 2001.


PROXY SOLICITATION EXPENSES

     All expenses in connection with the solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners, will be paid by Molex.


              DESCRIPTION OF THE THREE DIFFERENT CLASSES OF STOCK

     Molex has three classes of common stock. They are Common Stock, par value $.05 per share ("COMMON STOCK"), Class A Common Stock, par value $.05 per share ("CLASS A COMMON STOCK"), and Class B Common Stock, par value $.05 per share ("CLASS B COMMON STOCK").


VOTING STOCK: COMMON STOCK AND CLASS B COMMON STOCK

     The holders of Common Stock and Class B Common Stock are entitled to one vote per share upon each matter submitted to the vote of the stockholders and, subject to conditions set forth in greater detail below, vote separately as a class as to all matters except the election of the board of directors. With respect to the election of directors, the holders of Common Stock and Class B Common Stock vote together as a class.

     The right of the Class B Common stockholders to vote separately as a class is subject to applicable law and for so long as at least 50% of the authorized shares of the Class B Common Stock are outstanding. As of the Record Date, 64.5% of the authorized shares of Class B Common Stock were outstanding.


NON-VOTING STOCK: CLASS A COMMON STOCK

     The holders of Class A Common Stock have the same liquidation rights and the same rights regarding dividends as the holders of Common Stock or the Class B Common Stock. However, the holders of Class A


                                       1


Common Stock have no voting rights except as otherwise required by law or under certain circumstances. For example, under Delaware General Corporation Law, any amendments to Molex's Certificate of Incorporation changing the number of authorized shares of any class, changing the par value of the shares of any class, or altering or changing the powers, preferences, or special rights of the shares of any class so as to adversely affect them, including the Class A Common Stock, would require the separate approval of the class so affected, as well as the approval of all classes entitled to vote thereon, voting together.

     Class A Common Stock would automatically convert into Common Stock on a share-for-share basis any time upon the good faith determination by Molex's board of directors that either of the following events has occurred: (i) the aggregate number of outstanding shares of Common Stock and Class B Common Stock together is less than 10% of the aggregate number of outstanding shares of Common Stock, Class B Common Stock and Class A Common Stock together; or (ii) any person or group, other than one or more members of the Krehbiel Family (as defined in Molex's Certificate of Incorporation), becomes or is the beneficial owner of a majority of the outstanding shares of Common Stock.



                         VOTING RIGHTS AND PROCEDURES


DETERMINATION OF A QUORUM

     The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of each of the Common Stock and Class B Common Stock will constitute a quorum at the meeting. Abstentions, broker non-votes and withheld votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.


ELECTION OF DIRECTORS

     Directors are elected by a plurality of the vote of the shares of the Common Stock and the Class B Common Stock voting together as a class. The nominees who receive the most votes will be elected. Abstentions, withheld votes and broker non-votes will not be taken into account and will have no effect in determining the outcome of the election.

     When electing directors, the holders of the shares of Common Stock and the holders of the shares of Class B Common Stock have non-cumulative voting rights. This means that the holders of a majority of shares of the Common Stock and Class B Common Stock taken together, represented and entitled to vote at a meeting where a quorum is present can elect all of the directors if they choose to do so. In such an event, the holders of the remaining shares will not be able to elect any person or persons to the board of directors.


PROPOSALS OTHER THAN THE ELECTION OF DIRECTORS

     Subject to certain conditions, all matters, other than the election of directors, submitted to a vote of all the stockholders must be approved SEPARATELY by both the holders of a majority of the shares of the Common Stock entitled to vote and present in person or by proxy, voting as a class, AND by the holders of a majority of the shares of the Class B Common Stock entitled to vote and present in person or by proxy, voting as a class. Abstentions will have the same effect as votes against all proposals (other than the election of directors) presented to the stockholders. A "non-vote" will not be considered entitled to vote as to such matters at the meeting, will not be counted as a vote for or against any matter and, accordingly, will have no effect on any proposal presented to the stockholders. Under certain circumstances, such as adoption of any amendment to the Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote and voting as a class, and of the holders of a majority of the outstanding shares of the Class B Common Stock entitled to vote and voting as a class would be required. Under these circumstances, broker "non-votes" will have the same effect as a vote against the proposal.


                                       2


                             SECURITIES OUTSTANDING


SHARES OUTSTANDING ON THE RECORD DATE

     Only voting stockholders of record at the close of business on August 31, 2001 (the "RECORD DATE") are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof. As of the close of business on the Record Date, there were outstanding

     99,245,352 shares of Common Stock

     96,070,149 shares of Class A Common Stock

         94,255 shares of Class B Common Stock


SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth any outstanding equity securities of Molex beneficially owned as of the Record Date by each director, nominee for director, the named executive officers listed in the Summary Compensation Table, all directors, nominees and executive officers as a group and all other persons who are known to Molex to be the beneficial owner of more than five percent of any class of voting securities. The persons named hold sole voting and investment power with respect to the shares of equity securities listed below, unless otherwise indicated.

     The amounts set forth in the following table reflect all of the stock dividends declared and issued to stockholders to date.


                                                                           NUMBER OF SHARES
                                                     ------------------------------------------------------------
NAME AND ADDRESS                                                        CLASS A        CLASS B       ALL VOTING
OF BENEFICIAL OWNER           NATURE OF OWNERSHIP     COMMON STOCK   COMMON STOCK   COMMON STOCK   SECURITIES (B)
------------------------- -------------------------- -------------- -------------- -------------- ---------------
F. A. Krehbiel (c)                          Direct       5,660,969        185,598       41,949.5
2222 Wellington Ct.                    Partner (d)      21,407,343             --             --
Lisle, IL                              Trustee (e)          46,347          4,956             --
                                    Trustee (f)(g)       3,542,230        239,593          5,103
                                        Option (a)          15,089          5,001             --
                                        Spouse (g)           3,745          3,666             --
                              Percent of Class (a)             9.3%             *           49.9%          9.3%

J. H. Krehbiel, Jr. (c)                     Direct      10,334,602      6,702,466       41,949.5
2222 Wellington Ct.                    Partner (d)      21,407,343             --             --
Lisle, IL                              Trustee (e)          46,347          4,956             --
                                    Trustee (f)(g)       1,402,830        758,867          2,552
                          Trustee/Custodian (g)(h)         257,231        225,026             --
                          Non-employee Children(g)         457,861        443,140            850
                                        Option (a)           9,812          5,001             --
                                        Spouse (g)           6,952          3,602             --
                              Percent of Class (a)            12.6%           8.5%          49.0%         12.6%

F. L. Krehbiel (c)                          Direct         936,751        601,152          1,701
2222 Wellington Ct.                     Option (a)          11,964          1,251             --
Lisle, IL                     Percent of Class (a)               *              *              *             *

Krehbiel Limited
Partnership (c)(d)                      Direct (d)      21,407,343
2222 Wellington Ct.
Lisle, IL                     Percent of Class (a)            21.6%                                       21.6%

J. H. Krehbiel
Trust (c)(e)                                                46,347          4,956                            *

J. J. King                                  Direct         128,848         39,901
                                        Option (a)          97,220         36,148
                                 Joint With Spouse             562            562
                                        Spouse (g)             171             93
                                         Child (g)              --          4,602
                              Percent of Class (a)               *              *                            *

                                       3

                                                                                  NUMBER OF SHARES
                                                            ------------------------------------------------------------
NAME AND ADDRESS                                                               CLASS A        CLASS B       ALL VOTING
OF BENEFICIAL OWNER                   NATURE OF OWNERSHIP    COMMON STOCK   COMMON STOCK   COMMON STOCK   SECURITIES (B)
---------------------------------- ------------------------ -------------- -------------- -------------- ---------------
M. P. Slark                                        Direct         151,084          4,466
                                               Option (a)          58,887         15,065
                                        Joint With Spouse             806            237
                                               Spouse (g)             171             27
                                            Custodian for
                                             Children (g)             472          9,622
                                     Percent of Class (a)               *              *                           *

G. Tokuyama                                        Direct          12,167          3,780
                                               Option (a)          18,752         15,000
                                               Spouse (g)              72             88
                                     Percent of Class (a)               *              *                           *

Robert J. Potter                                   Direct          21,517             --
                                               Option (a)           9,485            655
                                     Percent of Class (a)               *              *                           *

Edgar D. Jannotta (i)                              Direct          88,787         46,720
                                               Option (a)          13,441            655
                                       Retirement Account              --         19,071
                                     Percent of Class (a)               *              *                           *

Donald G. Lubin                                    Direct           1,354          5,262
                                               Option (a)           7,735            655
                                       Retirement Account           2,666          3,812
                                     Percent of Class (a)               *              *                           *

Masahisa Naitoh                                    Direct           3,416             --
                                               Option (a)           5,782            655
                                     Percent of Class (a)               *              *                           *

Michael J. Birck                                   Direct           4,882             --
                                               Option (a)           7,735            655
                                     Percent of Class (a)               *              *                           *

Douglas K. Carnahan                                Direct              --          3,750
                                               Option (a)           2,657            500
                                     Percent of Class (a)               *              *                           *

All Directors and Executive        Direct or Indirect (g)      44,813,755      9,362,083        94,105
Officers as a group,                           Option (a)         294,891        150,559
comprising 18 persons
including those listed above
                                     Percent of Class (a)            45.3%           9.9%         99.8%         45.4%

The Regents of the                  Employee Benefit Plan                      6,725,745
University of
California (j)
1111 Broadway, 14th Floor                Percent of Class                            6.9%
Oakland, CA 94607                                                                                                  *

Wm. Blair & Company LLC              Investment Advisor &                      6,103,908
   (i)(k)                                Broker or Dealer
222 West Adams Street
Chicago, IL 60606                        Percent of Class                            6.3%                          *

General Electric Company                  Ultimate Parent                      7,977,392
("GE")                                            Company
3135 Easton Turnpike                       of a Group (l)
Fairfield, CT 06431                      Percent of Class                            8.2%                          *

----------

*     Denotes less than 1% of the outstanding shares.
(a) Shares of Common Stock and Class A Common Stock subject to stock options that may be exercised within 60 days of the Record Date. For the purpose of computing the percent of class owned by officers and directors individually and as a group, the shares that could be acquired within said 60 day period have been deemed to be outstanding as to that individual or group regardless of whether they are actually outstanding.


                                       4

(b) In the election of directors, each holder of Common Stock or Class B Common Stock is entitled to one vote for each share registered in his or her name without distinction as to class of stock. Class A Common Stock is generally nonvoting.

(c) J. H. Krehbiel, Jr. and F. A. Krehbiel are brothers. F. L. Krehbiel is the son of J. H. Krehbiel, Jr. who with his father, uncle and non-employee siblings collectively comprise the "KREHBIEL
           FAMILY". As of the Record Date, the Krehbiel Family exercises voting power with respect to 44,093,726 shares of Common Stock (44.4% of the number outstanding); 94,105 shares of Class B Common Stock (99.8% of the number outstanding); and 44,187,831 shares of all the voting securities (44.5% of the number outstanding). In addition, the Krehbiel Family beneficially owns 9,179,319 shares of Class A Common Stock representing 9.6% of the outstanding shares of this class of stock.

(d) J. H. Krehbiel, Jr., F. A. Krehbiel and a trust for which they are the trustees are each general partners and limited partners of the Krehbiel Limited Partnership (the "PARTNERSHIP") and share the power to vote and dispose of shares held by the Partnership. Pursuant to the Partnership agreement, all voting of the Partnership shares must be done with the unanimous consent of the partners. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of the Partnership have not been included.

(e) J. H. Krehbiel, Jr. and F. A. Krehbiel are co-trustees of the trust referred to in footnote (d) in which they each share an equal beneficial interest. As trustees, they share the power to vote and dispose of the shares held by this trust. For purposes of computing the percent of a class or the percent of all voting securities owned by individual members of the Krehbiel Family, the shares of this trust have not been included.

(f) F. A. Krehbiel and J. H. Krehbiel, Jr. own these shares of Common Stock, Class A Common Stock and Class B Common Stock as trustees under various trusts for the benefit of their respective children including F. L. Krehbiel. They exercise voting and investment power as to the shares held in these trusts. For purposes of computing the percent of a class or the percent of all voting securities owned by
           F. L. Krehbiel, the shares of trust in which he has a beneficial interest have not been included.

(g) Certain shares have been reported, which are included in the table above, as owned by members of a household or family or as held in the capacity of trustee or custodian. As to these shares, the persons above expressly disclaim beneficial ownership and/or personal beneficial interest therein. For purposes of computing the percent of class or the percent of all voting securities, the shares held by a trustee or custodian have not been included as being owned by an individual beneficiary, but have been included as being owned by the trustee or custodian who exercises voting power.

(h)        These shares are held for the benefit of the children of F. A.
           Krehbiel. J. H. Krehbiel, Jr. exercises voting and investment power as to these shares.

(i) William Blair & Company LLC has served as an investment banking advisor to Molex and has been a market maker for the Common Stock and Class A Common Stock for a number of years. The shares of the Common Stock and Class A Common Stock shown above as owned by Mr. Jannotta do not include shares held by William Blair & Company LLC in its trading account, in its capacity as a market maker, or over which William Blair & Company LLC has voting or investment power in its capacity as a fiduciary.

(j) Pursuant to a Schedule 13G filed February 16, 2001, The Regents of the University of California filed as an "Employee Benefit Plan or Endowment Fund" with the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all of the shares.

(k) Pursuant to a Schedule 13G filed February 14, 2001, William Blair & Company LLC filed as an "Investment Advisor" and a "Broker Dealer" having beneficial ownership of the shares reported above with sole dispositive power with respect to all of the shares and sole voting power with respect to 1,053,112 of the shares.

(l) As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001, 7,977,392 shares represent the total number of shares of Class A Common Stock beneficially owned by certain affiliated entities that General Electric Company ("GE") and such affiliates have the sole or shared power to vote or direct the vote of or dispose of or direct such disposition. The total number of shares includes 2,983,413 shares held by General Electric Pension Trust over which GE Asset Management Incorporated shares voting control and the power of disposition. The total number of shares also includes 4,993,979 shares held by certain entities and accounts to which GE Asset Management Incorporated acts as an investment advisor and over which it has sole voting control and power of disposition. Each of the GE, GE Asset Management Incorporated, General Electric Pension Trust, and the other reporting entities (General Electric Investment Corporation, Employers Reinsurance Corporation and Coregis Insurance Company) disclaims that it is a member of a "group."


                INFORMATION RELATING TO THE BOARD OF DIRECTORS


ORGANIZATION AND ELECTION OF THE BOARD OF DIRECTORS

     Under the by-laws of Molex, the board of directors can set the number of directors between six and twelve. Currently, the board of directors comprises eleven members that are divided into three classes with staggered terms. Specifically, the board of directors is divided into Class I, Class II and Class III directors, with one class to be elected each year. As a result, Molex stockholders elect approximately one-third of the board of directors each year at the annual meeting stockholders for a term expiring at the third meeting following their election.

     Section 141(k) of the Delaware General Corporation Law ("SECTION 141(K)") provides that directors serving on a classified board cannot be removed without cause, unless the certificate of incorporation


                                       5

provides otherwise. Molex's Certificate of Incorporation does not prohibit the application of Section 141(k) to its board of directors. Therefore, the stockholders of Molex cannot remove incumbent directors from office without a valid reason for doing so under Delaware law.


MEETINGS OF THE BOARD OF DIRECTORS

     During the last fiscal year, there were four meetings of the board of directors and one unanimous written consent.


COMMITTEES OF THE BOARD OF DIRECTORS

     Molex has three committees of the board of directors. They are the Compensation Committee, the Audit Committee and the Executive Committee. Molex does not have a standing Nominating Committee.


COMPENSATION COMMITTEE

     The Compensation Committee consists of three outside and "independent" directors who have the authority to approve the compensation of the executive officers of Molex. Compensation includes base salary, cash bonus, and any awards and grants under stock bonus or option plans. The Compensation Committee had one meeting and agreed to three unanimous written consents during the fiscal year just ended.


AUDIT COMMITTEE

     The Audit Committee is comprised of three directors, all of whom are not employees of Molex and are "independent" as defined under the current listing standards of the National Association of Securities Dealers. The Audit Committee oversees the creation and implementation of internal policy and controls and is responsible for the hiring of the outside independent auditors and the review of their findings. During the last fiscal year, there were five meetings of the Audit Committee.


EXECUTIVE COMMITTEE

     The Executive Committee is comprised of three directors and was formed in order to act between meetings of the full board of directors. The Executive Committee customarily acts by unanimous written consents and had no regularly scheduled or special meetings during the last fiscal year.


DIRECTORS' COMPENSATION


DIRECTOR FEES

     Each director who is not a salaried officer of Molex receives compensation at the rate of $35,000 per year for serving as a director, $2,000 for attending a regular or special board meeting plus all expenses associated with attending such meeting. Effective April 16, 2001, consistent with Molex's cost reduction initiatives, the members of the board of directors agreed to take a 20% reduction in service fees and meeting fees until such time as the management salary reductions have been restored.


STOCK OPTIONS

     Each outside director receives an automatic non-discretionary stock option grant under the 2000 Molex Incorporated Incentive Stock Option Plan (the "2000 PLAN") as of the date of the Annual Stockholders' Meeting during the term of the 2000 Plan with an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. Each option generally has a five-year term and becomes exercisable in four equal annual installments. The number of shares subject to the option granted to each outside director is 200 multiplied by the number of years of service or fraction thereof. The amount of shares increases to 500 multiplied by the number of years of service or fraction thereof, if the following two financial conditions are met for the fiscal year ended immediately prior to the grant:

   (1) Molex's net profits (after taxes) are at least ten percent (10%) of the net sales revenue; and


                                       6

   (2) Molex's net sales revenue increased at least one and one-half (1.5) times the "Worldwide Growth" of the general connector market as compared to the previous year's net sales revenue. For purposes of determining the Worldwide Growth, the disinterested directors choose one or more outside independent connector consultants.


     Notwithstanding the foregoing, the number of shares subject to the annual option given to each outside director under the 2000 Plan cannot exceed 3,000 shares or an amount whose fair market value on the date of grant is $100,000. Because the 2000 Plan's financial goals were not achieved for the fiscal year just ended, the number of shares subject to the option that will be granted to the outside directors with respect to such year will be determined by multiplying 200 by the number of years of service or fraction thereof.


DEFERRED COMPENSATION PLAN


     Each director is eligible to participate in The Molex Incorporated Deferred Compensation Plan under which he may elect to defer all or a portion of the following year's compensation. A participant may elect to have the amount deferred (1) accrue interest during each calendar quarter at a rate equal to the average six month Treasury Bill rate in effect at the beginning of each calendar quarter, or (2) credited as stock "units" whereby each unit is equal to one share of Common Stock. Upon termination of service as a director, the accumulated amount is distributed in a lump sum. At the time of distribution, any stock units are converted into cash by multiplying the number of units by the fair market value of the stock as of the payment date.



                     PROPOSAL NO. 1: ELECTION OF DIRECTORS


   The following information is provided with respect to all of the members of the board of directors:


CLASS II DIRECTORS WHO ARE SUBJECT TO ELECTION THIS YEAR


     The triennial election of the Class II members of the board of directors consisting of four directors will take place at this meeting. Each Class II director will serve for three years until the 2004 annual stockholders meeting, or until his successor shall be elected and shall qualify. The voting persons named in the enclosed proxy intend to nominate and vote in favor of the election of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. No circumstances are presently known which would render any of the nominees named herein unavailable. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.


F. A. KREHBIEL(a) -- Co-Chairman of the Board of Molex.(b) Director since 1972(c) and member of the Executive Committee. Age 60.


   Mr. Krehbiel was elected Vice Chairman and Chief Executive Officer in 1988 and Chairman of the Board of Directors in 1993. He became Co-Chairman and Co-Chief Executive Officer in 1999 but was no longer Co-Chief Executive Officer as of July 1, 2001. Mr. Krehbiel serves on the board of directors of Tellabs, Inc., Northern Trust Corp., W.W. Grainger, Inc. and DeVry Inc.


MASAHISA NAITOH -- Executive Vice Chairman of ITOCHU Corporation (Japanese global trading firm) and Senior Advisor for The Institute of Energy Economics, Japan (private think tank). Director since 1995 and member of the Compensation Committee. Age 63.


   During the last five years, Mr. Naitoh has been associated with various Japanese government agencies and companies and academic institutions around the world. He has served with The Institute of Energy Economics since 1994. In 1997, he joined Itochu first as an Advisor and then as Executive Vice President (1997-2000) and finally as Vice Chairman in 2000. In 1994, he became associated with Elf Acquitane until its acquisition in 1999. Mr. Naitoh serves on the board of directors of E. I. DuPont de Nemours and Company.


                                       7

MICHAEL J. BIRCK -- Chairman of the Board of Tellabs, Inc. (telecommunications equipment). Director since 1995. Age 63.


   Mr. Birck is a founder of Tellabs, Inc. and was its President and Chief Executive Officer from its inception in 1975 until 2000. Since 2000, Mr. Birck holds the title of Chairman of the Board of Tellabs. He serves on the board of directors of Tellabs, Inc. and Illinois Tool Works Inc.


MARTIN P. SLARK -- President and Chief Operating Officer of Molex.(b) Director since 2000. Age 46.


   Mr. Slark has worked at Molex more than 25 years filling various administrative, operational and executive positions both internationally and domestically. Most recently, he served as Regional President of Americas from 1996-1998 before serving as Executive Vice President from 1999-2000. Mr. Slark has assumed the post of President and Chief Operating Officer effective July 1, 2001. Mr. Slark serves on the board of directors of Hub Group, Inc.


CLASS III DIRECTORS WHOSE TERM EXPIRES 2002


J. H. KREHBIEL, JR.(a) -- Co-Chairman of the Board of Molex.(b) Director since 1966(c) and member of the Executive Committee. Age 64.


   President of Molex 1975-1999 and Chief Operating Officer 1996-1999. Mr. Krehbiel became Co-Chairman and Co-Chief Executive Officer in 1999, but was no longer Co-Chief Executive Officer as of July 1, 2001.


ROBERT J. POTTER -- President and Chief Executive Officer of R. J. Potter Company (consulting business). Director since 1981 and Chairman of the Compensation Committee and member of the Audit Committee. Age 68.


   Prior to founding R. J. Potter Company in 1990, Dr. Potter was President and Chief Executive Officer of Datapoint Corporation (local area networks, video teleconferencing and computer systems) from 1987-1990. Dr. Potter serves on the board of directors of Cree, Inc.


EDGAR D. JANNOTTA -- Investment banker and Chairman of William Blair & Company, LLC (securities and investment banking). Director since 1986. Age 70.


   In 1959, Mr. Jannotta joined William Blair & Company, serving in various capacities including Managing Partner (1977-1994), Senior Partner (1995-1996), Senior Director (1996-2001), and Chairman (2001-). During the last five years, William Blair & Company, LLC has performed investment banking services for Molex. Mr. Jannotta serves on the board of directors of AAR Corp., Bandag, Incorporated, Aon Corporation, Inforte Corp. and Exelon Corporation.


DONALD G. LUBIN -- Partner of Sonnenschein Nath & Rosenthal (private law practice). Director since 1994 and Chairman of the Audit Committee. Age 67.


   Mr. Lubin joined Sonnenschein Nath & Rosenthal in 1957, has been a partner since 1964 and was Chairman from 1991 to 1996. Sonnenschein Nath & Rosenthal is one of Molex's principal outside law firms that has performed services on behalf of Molex since 1987. Mr. Lubin serves on the board of directors of McDonald's Corporation.


CLASS I DIRECTORS WHOSE TERM EXPIRES 2003


F. L. KREHBIEL(a) -- President of the Automotive Division (Americas).(b) Director since 1993. Age 36.


   Mr. Krehbiel has worked as a design engineer in the Engineering Department of the Automotive Business Unit since 1988 and became an Engineering Manager in 1993. He assumed the position of Assistant to the Regional President (Americas) for the Global Desktop Business in 1998 and was promoted to his present position in 2000.


                                       8

DOUGLAS K. CARNAHAN -- Retired former executive of Hewlett-Packard Company (computers, computer peripherals and instrumentation). Director since 1997 and member of the Audit Committee and the Compensation Committee. Age 60.


   Mr. Carnahan joined Hewlett-Packard in 1968 and served in several diverse positions in manufacturing, engineering and management. Among the positions held by Mr. Carnahan from 1991-1998 include General Manager of the Printing Systems Group (1991-93), Vice President (1992-95), member of the management staff (1993-98), General Manager of Component Products (1993-95), Senior Vice President and General Manager for the Measurement Systems Organization (1995-98) where he was responsible for Hewlett-Packard's analytical, medical, components and information storage businesses until he retired in 1998.


J. JOSEPH KING -- Vice Chairman of the Board and Chief Executive Officer of Molex.(b) Director since 1999. Age 57.


   Mr. King has worked at Molex for more than 26 years filling various administrative, operational and executive positions both internationally and domestically. Most recently, he served as Executive Vice President from 1996-1999 and became a director, President and Chief Operating Officer of Molex in 1999. He assumed the post of Vice Chairman and Chief Executive Officer effective July 1, 2001.


----------
(a)        F. A. Krehbiel and J. H. Krehbiel, Jr. are brothers and F. L.
           Krehbiel is the son of J. H. Krehbiel, Jr. (collectively the "KREHBIEL FAMILY"). The members of the Krehbiel Family may be considered "control persons" of Molex. Other than the Krehbiel Family, no director or executive officer has any family relationship with any other director or executive officer.

(b) These nominees hold positions as directors and/or officers of one or more of the subsidiaries of Molex. Only the principal positions are set forth.

(c)        Includes period served as a director of Molex's predecessor.


                                       9

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


     The following Summary Compensation Table sets forth information on compensation awarded to, earned by, or paid to F. A. Krehbiel and J. H. Krehbiel, Jr., Co-Chief Executive Officers of Molex, and the three other most highly compensated executive officers of Molex (collectively, the "EXECUTIVES") for the fiscal years ended June 30, 1999, 2000 and 2001 for services in all capacities to Molex and its subsidiaries.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                       ANNUAL COMPENSATION                AWARDS (D)
                                            ------------------------------------------ ----------------
                                    FISCAL                             OTHER ANNUAL     OPTIONS/AWARDS      ALL OTHER
NAME AND PRINCIPAL POSITIONS (A)     YEAR      SALARY    BONUS (B)   COMPENSATION (C)    (NO. SHARES)    COMPENSATION (E)
---------------------------------- -------- ----------- ----------- ------------------ ---------------- -----------------
F. A. Krehbiel ...................   2001     $531,000    $      0      $112,279             20,000(f)       $141,892
Co-Chairman and                      2000     $551,257    $905,378      $ 66,157             12,500          $108,217
Co-Chief Executive Officer           1999     $519,435    $111,090      $ 70,326                             $120,420

J. H. Krehbiel, Jr. ..............   2001     $530,999    $      0             *             20,000 (f)      $151,287
Co-Chairman and                      2000     $551,250    $905,378             *             12,500          $113,981
Co-Chief Executive Officer           1999     $488,827    $105,806             *                  0          $121,304

J. J. King .......................   2001     $514,542    $      0             *            170,403 (g)      $ 79,406
President and                        2000     $495,000    $749,516             *             25,000          $ 54,410
Chief Operating Officer              1999     $411,597    $ 89,937             *            250,000 (h)      $ 60,596

M. P. Slark ......................   2001     $454,443    $      0             *             70,040 (g)      $ 70,053
Executive Vice President             2000     $437,184    $647,064             *             25,000          $ 46,240
                                     1999     $371,800    $ 63,791             *            250,000 (h)      $ 55,640

G. Tokuyama ......................   2001     $421,079    $      0      $ 47,821             75,000 (g)      $ 74,305
Corporate Vice President, Regional   2000     $498,556    $531,288             *             12,500          $114,080
President, Far East North, and       1999     $394,855    $100,000             *              6,250          $ 74,499
President, Molex-Japan Co., Ltd.

----------

(a) The positions set forth in this Table are the principal positions held in Molex or its subsidiaries for which compensation has been paid.

(b) Includes cash merit bonus, the fair market value of any shares awarded under the 2000 Molex Incorporated Executive Stock Bonus Plan and any tax-offset bonus awarded under that Stock Bonus Plan.

(c) The column includes the dollar amount of the following three categories: perquisites and other personal benefits, securities or property, but only to the extent that the aggregate sum for the Executive is at least a threshold amount equal to the lesser of $50,000 or 10% of the total annual salary and bonus. An "*" appears in the column if the amount for an Executive in a given fiscal year is less than the threshold. For each Executive meeting the threshold for a fiscal year, those specific items that exceed 25% of the total reported amount in this column are set forth below.

                                                            2001         2000         1999
                                                         ----------   ----------   ----------
  F. A. Krehbiel     Personal life insurance premiums     $66,538      $49,565      $49,565
  G. Tokuyama        Personal use of company car .....    $36,666           --           --

(d) Molex does not have any restricted stock awards or long-term plan payouts. The only type of long-term compensation is in the form of stock options granted under the 1991 Molex Incorporated Incentive Stock Option Plan (the "1991 ISO PLAN"), the 2000 Molex Incorporated Incentive Stock Option Plan (the "2000 ISO PLAN") or the 2000 Molex Incorporated Long-Term Stock Plan (the "2000 LONG-TERM PLAN"). All options in fiscal years 2000 and 1999 are for shares of Common Stock under the 1991 ISO Plan. The options/awards for fiscal year 2001 are for shares of Class A Common Stock under the 2000 ISO Plan or the 2000 Long-Term Plan. All figures have been adjusted to reflect any stock dividends.

(e) Includes the following amounts paid or accrued by Molex or any of its subsidiaries:

                                                 FISCAL
                                                  YEAR   F.A. KREHBIEL   J.H. KREHBIEL, JR.  J.J. KING   M.P. SLARK   G. TOKUYAMA
                                                ------- --------------- ------------------- ----------- ------------ -------------
  (i) Amounts accrued pursuant to matters        2001       $47,608           $57,004              --           --      $      0
    discussed in the Section entitled            2000       $44,368           $52,468              --           --      $      0
    "INDIVIDUAL ARRANGEMENTS                     1999       $44,903           $54,097              --           --      $      0
    INVOLVING FUTURE COMPENSATION"

  (ii) Amounts contributed pursuant to defined   2001       $15,640           $15,640         $15,640      $15,640      $ 74,305
    contribution retirement plans                2000       $14,720           $14,720         $14,720      $14,720      $114,080
                                                 1999       $14,720           $14,720         $14,720      $14,720      $ 74,499

  (iii) Matching contributions to The Molex      2001       $ 1,700           $ 1,700         $ 1,700      $ 1,700            --
    Incorporated 401(k) Savings Plan             2000       $ 1,600           $ 1,000         $ 1,600      $ 1,000            --
                                                 1999       $ 1,600           $ 1,000         $ 1,600      $ 1,000            --

  (iv) Company contributions to The Molex        2001       $76,944           $76,943         $62,066      $52,713            --
    Incorporated Supplemental Executive          2000       $47,529           $45,793         $38,090      $30,520            --
    Retirement Plan                              1999       $59,197           $51,487         $44,276      $39,920            --



(f) Includes option grants under the 2000 ISO Plan. See the Option Grant Table on the next page.

(g) Includes both option grants and stock bonus awards under the 2000 Long-Term Plan. See the Option Grant Table on the next page.

(h)        Includes a long-term stock option to acquire shares under the 1991
           ISO Plan


                                       10

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND YEAR-END OPTION VALUES

                                                                                          AT JUNE 30, 2001
                                                                     ----------------------------------------------------------
                                         NO. OF SHARES                         NUMBER OF               VALUE OF UNEXERCISED
                                           ACQUIRED                       UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS (B)
                                             UPON          VALUE     ----------------------------- ----------------------------
NAME                       STOCK CLASS     EXERCISE     REALIZED (A)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------- ------------- -------------- ------------- ------------- --------------- ------------- --------------
F. A. Krehbiel ..........    Common         5,580       $  149,477       11,075         10,263      $  122,195    $   77,913
                             Class A            0       $        0           0          20,000      $        0    $        0

J. H. Krehbiel, Jr. .....    Common             0       $        0       11,075         10,263      $  122,195    $   77,913
                             Class A            0       $        0            0         20,000      $        0    $        0

J. J. King ..............    Common        17,652       $  583,507       87,960        389,965      $1,315,952    $6,837,169
                             Class A            0       $        0            0        170,403      $        0    $  769,684

M. P. Slark .............    Common        49,317       $1,030,981       46,778        389,965      $  690,439    $6,837,169
                             Class A            0       $        0            0         70,040      $        0    $  291,640

G. Tokuyama .............    Common        12,206       $  385,612       21,878         14,450      $  371,786    $  160,905
                             Class A            0       $        0            0         75,000      $        0    $  447,300

----------
(a) The difference between the aggregate fair market value of the shares acquired on the date of exercise and the aggregate option price for such shares.

(b) The difference between the aggregate fair market value of the shares for which options were unexercised as of June 29, 2001 (based on a value on that date of $36.53/share for Common Stock and $29.82/share for Class A Common Stock) less the aggregate option exercise price for such shares. Any options whose exercise would result in a loss (i.e., the option price is greater than the value on June 29, 2001) are excluded.



OPTION GRANTS IN FISCAL YEAR 2001

                                                       INDIVIDUAL GRANTS
                               -----------------------------------------------------------------
                                                                                                    POTENTIAL REALIZABLE VALUE
                                                    PERCENTAGE OF                                     AT ASSUMED ANNUAL RATES
                                                    TOTAL OPTIONS                                   OF STOCK PRICE APPRECIATION
                                    OPTIONS           GRANTED TO        EXERCISE                        FOR OPTION TERM (F)
                                  GRANTED (A)        EMPLOYEES IN        PRICE       EXPIRATION    -----------------------------
NAME                             (NO. SHARES)      FISCAL 2001 (E)     ($/SHARE)        DATE             5%             10%
----------------------------   ----------------   -----------------   -----------   ------------   -------------   -------------
F. A. Krehbiel .............            137(b)          0.0092%         $ 36.30     08/11/2005      $      797      $    2,308
                                     19,863(b)          1.3331%         $ 33.00     08/11/2005      $  181,097      $  400,176

J. H. Krehbiel, Jr .........            137(b)          0.0092%         $ 36.30     08/11/2005      $      797      $    2,308
                                     19,863(b)          1.3331%         $ 33.00     08/11/2005      $  181,097      $  400,176

J. J. King .................        144,592(c)          9.7041%         $ 33.00     08/11/2007      $1,942,494      $4,526,838
                                     25,811(d)          1.7323%         $ 00.00     08/11/2007      $1,198,516      $1,659,845

M. P. Slark ................         60,260(c)          4.0443%         $ 33.00     08/11/2007      $  809,551      $1,886,600
                                      9,780(d)          0.6564%         $ 00.00     08/11/2007      $  454,128      $  628,929

G. Tokuyama ................         60,000(c)          4.0268%         $ 33.00     08/11/2007      $  806,859      $1,878,460
                                     15,000(d)          1.0067%         $ 00.00     08/11/2007      $  696,515      $  964,615

----------
(a)        All shares are Class A Common Stock.

(b) Options granted under The 2000 Molex Incorporated Incentive Stock Option Plan that give the right to acquire Class A Common Stock for an exercise price equal to the fair market value on the date of grant and may not be exercised for one year after the grant date. Each year after the grant, 25% of the shares subject to the option become exercisable either by delivery of cash or stock of Molex. The options expire 5 years after grant.

(c) Options were granted pursuant to The 2000 Molex Incorporated Long-Term Stock Plan (the "LONG-TERM PLAN") that offer the right to acquire Class A Common Stock for an exercise price equal to the fair market value of the Class A Common Stock on the grant date and may not be exercised for one year after the grant date. Each year after the grant, 25% of the shares subject to the option become exercisable either by delivery of cash or stock of Molex. The options expire 7 years after grant.

(d) In addition to the options, the individual also received a discretionary grant of bonus shares under the Long Term Plan at no cost that are distributable in 25% installments on the first four anniversary dates of the award.

(e) Total options granted to all employees (1,490,010 shares) include options granted to all employees under all of the stock option plans for the stated period regardless of class. All of shares covered by options granted last fiscal year were Class A Common Stock.

(f) Based on a compounded annual increase of the stated percentage of the market price on the date of grant over the term of the option (5 or 7 years depending on the plan). The amount in the column represents the difference between the aggregate increased value and the aggregate option exercise price.


                                       11

INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION


     J. H. Krehbiel, Jr. and F. A. Krehbiel, Co-Chairmen of Molex, each has an agreement with Molex pursuant to which Molex has agreed that if he dies while employed by Molex, it will pay his wife, if she survives him, a given amount per year for the remainder of her life. The annual amount will be automatically adjusted every January 1 to reflect an increase (or decrease) in the Consumer Price Index for the preceding calendar year at the rate of said increase or decrease. As of January 1 of this year, the annual amount is $162,656. Each agreement terminates in the event that employment with Molex terminates for any reason other than death.

     G. Tokuyama, a Vice President of Molex, has an agreement with Molex-Japan Co., Ltd. ("MOLEX-JAPAN"), a subsidiary of Molex International, Inc., pursuant to which it is agreed that if he dies while employed by Molex-Japan, it will pay his wife, if she survives him, 17,500,000 Yen (approximately $140,315) per year for the remainder of her life not to exceed five years. The agreement terminates in the event that employment terminates for any reason other than death.

     W. W. Fichtner, a Vice President of the Corporation, had entered into an agreement with Molex dated December 11, 1991 (the "AGREEMENT") whereby he acquired a 10% share ("SHARE") of the equity in Molex GmbH ("BIBERACH"). The Agreement, which sets forth how and when the Share may be acquired by Molex, provides that Molex has the right to purchase Fichtner's Share at any time upon any one of the following events: termination of Fichtner's employment with Molex; Fichtner's death, disablement or retirement; or foreclosure of Fichtner's Share as security for any outstanding loan balance due pursuant to a credit arrangement extended to Fichtner to purchase his interest in Biberach and described in greater detail in the section entitled "INDEBTEDNESS OF MANAGEMENT." In 1998, Molex purchased 1/3 of Fichtner's Share and modified the Agreement to provide the following:

   a. The time period within which Molex will purchase the Share will be as soon as practicable after June 30, 2005 unless otherwise mutually agreed.


   b. The price to be paid for the remaining interest in the Share equals the percentage that the Share represents of the overall equity of Biberach multiplied by 12 times average net after-tax profits for the last two fiscal years plus the forecasted next fiscal year.

   c. If Fichtner dies or becomes totally disabled, Molex will purchase the Share using the formula in subparagraph (b) above using the last two full completed fiscal years plus the forecasted next fiscal year.

     As of August 31, 2001, the amount invested by Fichtner for the 6 2/3% Share (the "INVESTMENT") was DM1,166,667 (approximately $507,247).


INDEBTEDNESS OF MANAGEMENT

     F. A. Krehbiel, Co-Chairman, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 2000 to August 31, 2001 was 3.90%-6.49%. The largest aggregate amount of such advances outstanding at any time during such period was $180,600. As of August 31, 2001, the aggregate advance to F. A. Krehbiel was $0.

     J. H. Krehbiel, Jr., Co-Chairman, received compensation advances from time to time during the last fiscal year with interest payable at the floating six month federal interest rate. The range of interest charged during the period from July 1, 2000 to August 31, 2001 was 3.90%-6.49%. The largest aggregate amount of such advances outstanding at any time during such period was $153,805. As of August 31, 2001, the aggregate advance to J. H. Krehbiel, Jr. was $0.

     M. P. Slark, President, received a $400,000 short-term loan at 6% annual interest during last fiscal year. As of August 31, 2001 the loan was paid back in full.

     G. Tokuyama, Vice President, received two loans in order to exercise stock options. The first loan was in the amount of $151,653, accrued interest at the prime rate and was due June 30, 2001. This loan, and all


                                       12


accrued interest, was paid during last fiscal year. The second loan is in the amount of $138,741, accrues interest at the prime rate and is due June 30, 2003. The largest aggregate amount outstanding (including accrued interest) at any time from July 1, 2000 to August 31, 2001, was $165,645. As of August 31, 2001, $140,255 was outstanding.

     W. W. Fichtner, Vice President, received a credit arrangement with Molex to finance the initial acquisition of the 10% equity interest in Molex GmbH as described in the section entitled "INDIVIDUAL ARRANGEMENTS INVOLVING FUTURE COMPENSATION." Fichtner may draw against the credit line from time to time to provide additional funds required to maintain his pro rata equity interest in Molex GmbH. The amount of the arrangement is DM3,000,000 (approximately $1,304,348). The outstanding loan balance accrues interest at the rate of 5% per annum. The largest aggregate amount outstanding under this credit arrangement during the period from July 1, 2000 to August 31, 2001 was DM792,496 (approximately $344,563). As of August 31, 2001, DM792,496
(approximately $344,563) was outstanding.

     In addition to the above arrangement, W. W. Fichtner received two personal loans, one for $300,000 due August 31, 2003 that accrues interest at the annual rate of 6% and the other for $40,000 due February 15, 2002 that accrues interest at the annual rate of 5%. The largest aggregate amount outstanding (including accrued interest) at any time from July 1, 2000 to August 31, 2001, was $346,963. As of August 31, 2001, $346,963 was outstanding.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Molex's Compensation Committee of the board of directors (the "COMMITTEE") approves compensation for the executive officers (the "EXECUTIVE OFFICERS") of Molex, including any Chief Executive Officer ("CEO"). The guiding principles governing the philosophies behind the compensation of Executive Officers are as follows:

    o Provide compensation that is competitive for an individual's performance and level of responsibility.

    o Reward performance that exceeds industry norms.

    o Retain the management talent needed to achieve Molex's business objectives, particularly to improve its position within the connector industry.

    o Align management actions with shareholder interests in order to focus on the long-term success of Molex.

     There are three general components of executive compensation that are used to achieve the principles set forth above. They are base salary, merit bonus and stock plans. Molex seeks to have the overall executive compensation be somewhat above that of the industry average. When compared to industry norms, Executive Officers' base salaries are higher than average while their merit bonuses and grants under the stock plans described herein are below average.

     F. A. Krehbiel and J. H. Krehbiel, Jr., Molex's current Co-Chairmen and former Co-CEOs for last fiscal year, and J. J. King, Molex's current CEO, are evaluated and their compensation administered in the same general fashion as the other Executive Officers.


ANNUAL BASE SALARY

     The performance of all Executive Officers is reviewed annually and any salary increases are based upon the competitive base salary range described below and the individual's performance during the previous year. While there is no specific weight given to a particular factor in determining salary increases, individual performance is the principal factor. Generally, the Committee recommends base salaries in the second highest quartile paid by manufacturing/electronics companies of comparable size. This data is based on a survey conducted by outside consultants for positions similar to those held by the Executive Officers. The companies surveyed for compensation purposes are not the same as those in the Peer Group in the section entitled "Stockholder Return Performance Presentation" included in this proxy statement, as Molex's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns.


                                       13


     The review and approval of all new base salaries for all of the executive officers, including the CEO, has been postponed indefinitely due to the cost reductions instituted in response to the difficult business conditions. The cost reductions effective April 16, 2001 include a 40% reduction in salary for
F. A. Krehbiel and J. H. Krehbiel, Jr., the current Co-Chairmen and former Co-CEOs, a 20% reduction in salary for J. J. King, the former President and Chief Operating Officer and the current Vice Chairman and CEO, and M. P Slark, the former Executive Vice President and current President & Chief Operating Officer, and a 15% salary reduction for all other executive officers. Effective July 1, 2001, F. A. Krehbiel and J. H. Krehbiel, Jr. will be receiving a 100% reduction in salary and the other officers will continue to receive their reduced salaries. The issue of base salaries will be addressed when business conditions improve a sufficient degree to permit the reversal of the salary reduction measures now in place.


MERIT BONUS

     The merit bonus is a short-term incentive calculated as a percentage of base salary according to a plan that covers all Executive Officers, including any CEO. The merit bonus percentage for each Executive Officer is based on two financial components and one discretionary non-financial component. The goals on which these components are based are established by the Executive Committee and approved by the board of directors at the beginning of each fiscal year.

     The financial performance components of the merit bonus are a net sales goal and a profitability goal expressed as a percent of net sales. Each of the two financial components can be further divided with respect to a particular officer. For example, in addition to worldwide Company financial performance, an individual may also have one or more additional goals for specific business regions or divisions for which the individual is responsible.

     If more than 85% of the net sales goal or more than 90% of the profit goal is achieved, then the individual is entitled to a merit bonus. The merit bonus percentage for each financial component increases to a maximum amount when 120% of each financial goal is achieved. The maximum bonus percentage that can be paid to any Executive Officer is in a range from 20% to 60% of base salary depending upon the position and responsibilities of the individual.

     In addition to net sales and profitability goals, each Executive Officer has certain non-financial goals. The achievement of or progress toward achieving these non-financial goals can increase an individual's merit bonus up to an additional 12% of base salary. The non-financial goals vary from individual to individual depending upon the particular area of responsibility. In some cases, discretionary adjustments may be made.

     Some of the goals set forth above were met to technically justify a merit bonus. However, due to the difficult economic environment, no officer was awarded a merit bonus for the fiscal year just ended.


STOCK PLANS

     Molex has three stock-based equity plans administered by the Committee in which an Executive Officer may participate: The 2000 Molex Incorporated Incentive Stock Option Plan (the "ISO PLAN"), The 2000 Molex Incorporated Executive Stock Bonus Plan (the "STOCK BONUS PLAN") and The 2000 Molex Incorporated Long-Term Stock Plan (the "LONG-TERM PLAN"). These three stock plans provide long-term incentives to Executive Officers and encourage long-term growth of the Company. The shares granted or awarded in all three plans are Class A Common Stock.

     The number of options granted to an Executive Officer under the ISO Plan or the Long-Term Plan is at the discretion of the Committee based on the same criteria used to determine the merit bonuses, except that a longer time frame (i.e., more than three years) is used. Using these long-term performance criteria provides a strong link between management interests and those of the Company's shareholders. The Committee considers previous grants when determining stock option grants for a given year.

     The 2000 Molex Incorporated Incentive Stock Option Plan. Each Executive Officer may, at the discretion of the Committee, receive an annual grant of options to acquire shares not to exceed 250,000 shares. During last fiscal year, F. A. Krehbiel and J. H. Krehbiel, Jr., last year's Co-CEO's, each received grants of 20,000 shares of which 19,863 shares was a nonqualified stock option grant at $33.00 per share and the remainder was an incentive stock option priced at $36.30 per share.


                                       14


     The 2000 Molex Incorporated Executive Stock Bonus Plan. The Stock Bonus Plan provides for the award of a stock bonus at the end of a fiscal year during which Molex's financial performance has been exemplary. The Committee may, in its sole discretion, award a stock bonus to eligible persons subject to the financial goal limitations set forth below.


     No shares can be awarded for a given fiscal year if (a) the increase in Molex's net sales revenue did not either equal at least 15% or exceed two times the worldwide connector market growth or (b) the effect of an award would be to lower Molex's net profit (after taxes) as a percent of sales below 10%. In a given year, an eligible person can receive a maximum amount of stock whose fair market value on June 30 is equal to: 25% of the person's base salary if the increase in Molex's sales exceeded either 15% or two times the worldwide connector market growth but was less than 20%; or 50% of the person's base salary if Molex's sales increased 20% or more.


     The Committee may award a cash bonus to offset taxes, thereby encouraging the recipient to hold the stock awarded. The stock and tax offset bonuses are distributed in four equal annual installments commencing on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. If an individual who is awarded a bonus has not yet received his completed distribution and voluntarily leaves Molex before retirement, the balance due him is subject to forfeiture.


     The financial conditions necessary to award a stock bonus under the Stock Bonus Plan were not met. Accordingly, no new awards were granted.


     The 2000 Molex Incorporated Long-Term Stock Plan. Under the Long-Term Plan, the Committee has the complete authority in its sole discretion in awarding benefits in the form of both stock options and stock bonuses (i.e., no consideration given at the time of distribution) including the amounts, the prices and other terms and conditions All of the awards under the Long-Term Plan, whether in the form of stock options or stock bonuses, that were given during last fiscal year are: (i) nonqualified; (ii) exercisable or distributable one year after grant or award; (iii) subject to expiration seven years after grant; and (iv) subject to vesting (for options) or subject to distribution (for bonus shares) in 25% annual increments on the anniversary of the grant or award. During last fiscal year, J. J. King, the present CEO, received an option for 144,592 shares of Class A Common Stock at a price of $33.00 per share and received, in tandem, an award of 25,811 shares of Class A Common Stock.


EFFECT OF SECTION 162(M)


     Molex will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code that concerns the deductibility of executive compensation. Where it deems advisable, Molex will take appropriate action to maintain the tax deductibility of its executive compensation.


Robert J. Potter, Chairman
Masahisa Naitoh
Douglas K. Carnahan


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The members of the Compensation Committee are Robert J. Potter, Masahisa Naitoh and Douglas K. Carnahan. All of the Committee members are independent outside directors.


                                       15


                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION


     The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on Molex's Common and Class A Common Stock with the cumulative total return of Standard & Poor's 500 Stock Index and a Peer Group Index for the five fiscal years ended June 30, 2001.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(A)
           (MOLEX INCORPORATED, S&P 500 INDEX AND PEER GROUP INDEX)


[GRAPHIC OMITTED]



                                1996        1997        1998        1999        2000        2001
    Molex Common Stock         100.00      143.94      123.47      183.08      298.27      227.03
    Molex Class A Common       100.00      148.66      124.81      168.55      234.71      200.69
    S & P 500 Index (b)        100.00      134.70      175.33      215.22      230.83      196.59
    Peer Group Index (c)       100.00      122.82      127.50      142.01      143.75      122.48

(a) Assumes $100 invested on June 30, 1996 in Molex Common Stock, Molex Class A Common Stock, the S&P 500 Index, and a Peer Group Index, (as defined below in footnote (c)) and the reinvestment of all dividends.

(b) Cumulative returns calculated from the S&P 500 Total Return Index maintained by Standard & Poor's Corporation. Molex's Common Stock is listed on the S&P 500 and, accordingly, Molex uses this index as the general index required by the SEC rules.

(c) Molex uses an objective definition to determine which companies are included in its Peer Group Index. The Peer Group includes all of the companies in the S&P 500 Global Industry Classification ("GIC") 20104010 entitled Industrials/Capital Goods/Electrical Equipment/Electrical Components & Equipment of which Molex is a member. The companies in the applicable GIC are: American Power Conversion Corp.; Cooper Industries, Inc.; Emerson Electric; National Service Industries; Power-One Inc.; Rockwell International Corp.; and Thomas & Betts. During last fiscal year, Thermo-Electron Corp. was reclassified out of the applicable S&P 500 GIC and replaced by Power-One Inc. In addition, the Peer Group Index includes all independently owned connector companies who are publicly traded on a U.S. stock exchange and whose market capitalization exceeds $50 million as of the end of the applicable fiscal year. These companies are: Amphenol Corporation; Methode Electronics; and Stratos Lightwave Inc. Stratos Lightwave Inc., formerly a wholly owned subsidiary of Methode Electronics, is now included in the Peer Group Index. Robinson-Nugent Inc. was eliminated from the Peer Group Index for the fiscal year ended June 30, 2001 because it was acquired.


                                       16

                         AUDIT AND AUDITOR INFORMATION


MOLEX'S INDEPENDENT AUDITORS

     Molex has selected Deloitte & Touche LLP as its independent auditors for the current fiscal year to perform work related to auditing the annual financial statements and reviewing the financial statements included in Molex's Forms 10-Q. Deloitte & Touche has served in that capacity since December 1986. A representative of Deloitte & Touche is expected to be present at the upcoming Annual Meeting of Stockholders and will be offered the opportunity to make a statement if desired and will be available to respond to appropriate questions.



INDEPENDENT AUDITOR FEES

     During the last fiscal year, Deloitte & Touche not only acted as the independent auditors for Molex and its subsidiaries, but also rendered on their behalf other nonaudit services such as management consulting services, litigation support services, tax-related services, human resource consulting services and other accounting and auditing services such as statutory audits of subsidiaries and employee benefit plan audits. The following table sets forth the aggregate fees billed or expected to be billed by Deloitte & Touche including all associated "out-of-pocket" costs for both audit services rendered in connection with the financial statements and reports for the fiscal year ended June 30, 2001 and for the other nonaudit services rendered during that fiscal year on behalf of Molex and its subsidiaries:



    Audit Fees ......................................................  $568,400
    Financial Information Systems Design and Implementation .........  $      0
    All Other Fees:

            o  Management Consulting Services .............  $4,166,900
            o  Tax Services ...............................  $1,030,000
            o  Litigation Support Services ................  $        0
            o  Human Resource Consulting Services .........  $  185,000
            o  Other Accounting and Auditing Services .....  $  526,900
                                                             ----------

        Total All Other Fees .........  $6,477,200

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of three outside directors, each of whom meets the independence and experience requirements of the National Association of Securities Dealers' listing standards. The board of directors has adopted a written Audit Committee charter, a copy of which is reproduced in Exhibit A appended to this proxy statement. As more fully detailed in the charter, the Audit Committee's primary responsibilities fall into three general categories:

    o Monitoring the integrity of Molex's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

    o Monitoring the independence and performance of Molex's independent auditors.

    o Providing an avenue of communication among the independent auditors, management, and the board of directors.

     In the discharge of its duties, the Audit Committee performed the following:

    o Reviewed and discussed Molex's audited annual financial statements and unaudited quarterly financial statements with management and Deloitte & Touche.

    o Discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

    o Received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee was advised by Deloitte & Touche that no member of the firm has any financial interest,


                                       17

      either direct or indirect, in Molex or any of its subsidiaries, during the time period that it has served in the capacity as independent auditor of Molex, and that it has no connection with Molex or any of its subsidiaries in any capacity other than as public accountants.

    o Discussed with Deloitte & Touche matters relating to its independence from Molex including the effect of the nonaudit services performed which are set forth in greater detail above.

     Based on the review and discussions referred to above, the Audit Committee recommended to Molex's board of directors that Molex's audited financial statement be included on Molex's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

Donald G. Lubin, Chairman
Douglas K. Carnahan
Robert J. Potter


                               OTHER INFORMATION


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Molex's directors and executive officers, among others ("REPORTING PERSONS"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. Persons subject to Section 16 are required by SEC regulations to furnish Molex with copies of all Section 16(a) reports that they file. As a matter of practice, Molex's staff assists Molex's executive officers and directors in preparing and filing these reports. Based solely on its review of the copies of such reports furnished to Molex and on written representations, Molex believes that during the last fiscal year, the Reporting Persons filed the required reports on a timely basis under Section 16(a), except that one report covering one stock bonus award was inadvertently filed late by W. W. Fichtner, a Vice President of Molex.


STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in next year's proxy material, any stockholder proposal to be presented at Molex's 2002 Annual Stockholders' Meeting must be submitted to the Corporate Secretary, Molex Incorporated, 2222 Wellington Court, Lisle, Illinois 60532 on or before May 22, 2002. Molex's by-laws provide that stockholder nominations for persons for election to Molex's board of directors and proposals for business to be considered at an annual stockholders meeting must satisfy certain conditions including generally submitting notice to Molex not more than 90 days or less than 60 days prior to the anniversary of the preceding year's annual meeting of stockholders. Proxies solicited with respect to next year's Annual Stockholders Meeting may confer discretionary authority to vote on various matters, including any matter with respect to which Molex did not receive notice by August 5, 2002.


OTHER MATTERS

     Management intends to present no business other than that herein specifically mentioned at the Annual Meeting of Stockholders and knows of no other business that may be properly presented by others. If, however, any other business properly comes up for action at the meeting, the proxy holders will vote with respect thereto in their discretion.

                                    By Order of the Board of Directors of
                                            MOLEX INCORPORATED
[GRAPHIC OMITTED]

                                       /S/ Frederick A. Krehbiel


                                         Frederick A. Krehbiel

Dated at Lisle, Illinois
September 19, 2001

                                       18

                                   EXHIBIT A


                            AUDIT COMMITTEE CHARTER


I. ROLE AND INDEPENDENCE

     The audit committee is appointed by the board of directors to assist the board in fulfilling its responsibility for the safeguarding of assets and oversight as to the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are able to read and understand fundamental financial statements including the Company's balance sheet, income statement, and cash flow statement, and at least one member of the committee shall have accounting or related financial management expertise. Each member shall be independent. An independent director is one who meets the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the NASDAQ. The committee shall meet as often as it deems appropriate. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and management of the corporation. The committee is empowered to investigate any matter it deems appropriate, with full power to retain outside counsel or other experts. This charter shall be reviewed at least annually.


II. RESPONSIBILITIES

     The Audit committee's primary responsibilities include:

     (a) Primary input into the recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the corporation. In so doing, the committee will discuss and consider the auditors written statement delineating all relationships between the auditor and the Company and its affirmation that the auditor is in fact independent, and will take such other action as the committee deems appropriate to verify the auditors' independence. The committee will also discuss the nature, scope, and rigor of the audit process, will receive and review all reports prepared by the independent accountant and will provide to the independent accountant full access to the committee (and the board) to report on any and all matters appropriate. The auditor is ultimately accountable to the board and the audit committee. The audit committee and the board have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

    (b) Review of audited financial statements with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate and as may be required under SAS 61. Upon completion of their review, the committee shall make a recommendation to the board of directors as to whether the financial statements should be included in the Company's Annual Report on Form 10-K.

    (c) Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q.

    (d) Discussion with management and the auditors as to the quality and adequacy of the company's internal controls including periodic updates of recommendations made by the independent accountant to strengthen controls and management's corrective actions.

    (e) Discussion with management of the status of pending litigation, taxation matters and other areas of oversight relating to legal compliance and significant financial exposure matters as may be appropriate.

    (f) Report on audit committee activities to the full board and as needed issuance annually of a summary report (including appropriate oversight conclusions).


                                      A-1

    (g) Prepare a report of the committee suitable for submission to the shareholders.


    (h) Guidance and oversight as to the internal audit function of the corporation including review of the organization, plans and results of such activity.


    (i) Approve the fees and other significant compensation to be paid to the independent auditors.


    (j) Perform any other activities consistent with this charter, the company's by-laws, and applicable law, as the committee or the board deems necessary or appropriate.


                                      A-2

                              MOLEX INCORPORATED


                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          October 26, 2001 10:00 a.m.


                             THE SYMPOSIUM THEATER
            THE WYNDHAM HOTEL (FORMERLY KNOWN AS THE RADISSON HOTEL)
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
                 3000 Warrenville Road, Lisle, Illinois 60532
                                (630) 505-1000



                              GENERAL DIRECTIONS


    LOCATED JUST NORTH OF THE "HIGH TECH" EAST/WEST TOLLWAY (I-88) CORRIDOR
           NEAR THE INTERSECTION OF NAPERVILLE AND WARRENVILLE ROADS


         FROM THE NORTH:

                      o Take I-355 or I-294 to I-88 West


                      o Take I-88 West to Naperville Road exit


         FROM THE SOUTH:


                      o Take I-55 North to I-355 OR I-57 to I-294 to I-88 West


                      o Take I-88 West to Naperville Road exit


         FROM THE WEST:


                      o Take I-88 East to Naperville Road exit


         FROM THE EAST:


                      o Take the Eisenhower Expressway (I-290) West to I-88
                        West


                      o Take I-88 West to Naperville Road exit



   ONCE AT THE NAPERVILLE ROAD EXIT:

                      o Exit Naperville Road to the left (North)


                      o Proceed one block to Warrenville Road (stop light)


                      o Turn right (East)


                      o Hotel is 1/2 block on the left hand (North) side of
                        Warrenville Road










                          MOLEX INCORPORATED
               2222 Wellington Court, Lisle, Illinois 60532

            Annual Meeting of Stockholders - October 26, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned stockholder of Molex Incorporated ("Molex"), a Delaware corporation, hereby acknowledges receipt of the proxy statement dated September 19, 2001 and hereby appoints John H. Krehbiel, Jr. and Frederick A. Krehbiel and each or any of them (the "Proxies"), as proxies and attorneys-in-fact, each with full power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Molex, to be held October 26, 2001 at 10:00 a.m., Central Daylight Savings Time, in the Symposium Theater at the Wyndham Hotel, 3000 Warrenville Road, Lisle , Illinois , and at any adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), and to vote (including cumulatively, if required ) all of the shares of Common Stock (or Class B Common Stock) of Molex held of record by the undersigned on August 31, 2001 which the undersigned would be entitled to vote if personally present at the Annual Meeting with all the powers the undersigned would possess, on all matters set forth on the reverse side.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

  PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

(Continued, and to be signed and dated, on the reverse side.)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED

MOLEX INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE LISTED DIRECTORS AND THE
OTHER LISTED PROPOSALS.
Vote on Directors                                                  For  Withhold  For All    To withhold authority to vote, mark
                                                                   All     All    Except     "For All Except" and write the
1. Election of Class II Directors of Molex Incorporated-                                     nominee's number on the line below.
   Nominees to serve a three year term                             [ ]     [ ]     [ ]
                                                                                             _____________________________________
   Nominees: 01) Frederick A. Krehbiel, 02) Masahisa Naitoh;
             03) Michael J. Birck; 04) Martin P. Slark



Vote on Proposal                                                   For  Against  Abstain

                                                                   [ ]     [ ]     [ ]
2. In their discretion, the Proxies are authorized to vote
   upon such other business as may properly come before the
   Annual Meeting.


  Please sign your name exactly as it appears as it is imprinted on the card. When joint tenants hold shares, both should sign.
  When signing as an attorney, as executor administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign the partnership name by an authorized person(s).



_________________________________________________                                            _____________________________________
Signature (PLEASE SIGN WITHIN BOX)              Date                                         Signature (Joint Owners)         Date
